 EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian S. John, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of Jupiter Wellness, Inc. for the period ended September 30, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jupiter Wellness, Inc.

Dated: November 16, 2020	/s/ Brian S. John
Brian S. John
Chief Executive Officer
(Principal Executive Officer Officer)
Jupiter Wellness, Inc.

I, Douglas O. McKinnon, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of Jupiter Wellness, Inc. for the period ended September 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jupiter Wellness, Inc.

Dated: November 16, 2020	/s/ Douglas O. McKinnon
Douglas O. McKinnon
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Jupiter Wellness, Inc.

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Jupiter Wellness, Inc. and will be retained by Jupiter Wellness, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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